SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION	DEUTSCHE BANK CAPITAL FUNDING LLC IX	DEUTSCHE BANK CAPITAL FUNDING TRUST IX
(Translation of Registrant’s Name Into English)	(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
Federal Republic of Germany	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
Not Applicable (I.R.S. Employer Identification Number)	26-0498799 (I.R.S. Employer Identification Number)	application to be filed (I.R.S. Employer Identification Number)
Taunusanlage 12	60 Wall Street	60 Wall Street
60325 Frankfurt am Main Germany 011 49 69 910 00 (Address and telephone number of Registrant’s principal executive offices)	New York, NY 10005 212-250-2077 (Address and telephone number of Registrant’s principal executive offices)	New York, New York 10005 212-250-2077 (Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas Holding
Corp.
c/o Office of the Secretary
60 Wall Street
New York, NY 10005
Attention Peter Sturzinger
+1 212 250-5591
(Name, address and telephone number of
agent for service)

Copies to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Attn: Legal Department

Alan S. Dunning Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH +44 20 7614 2200	Patrick Kenadjian Davis Polk & Wardwell Messeturm D-60308 Frankfurt am Main Germany +49 69 97 57 03 0

Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0	James Leyden, Jr., Esq. Richards, Layton & Finger, P.A. One Rodney Square P.O.Box 551 Wilmington, Delaware 19889 +1 302 651-7700

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
          Securities Act registration statement file numbers to which this form relates: 333-137902,
          333-137902-05, 333-137902-06
(If applicable)
          Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	on Which Each Class is
to be so Registered	to be Registered
Trust Preferred Securities of Deutsche Bank Capital Funding Trust IX	New York Stock Exchange

Company Preferred Securities of Deutsche Bank Capital Funding LLC IX*	New York Stock Exchange

Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities*	New York Stock Exchange

*For listing purposes only, not for trading
          Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Capital Securities” in the Prospectus included in the Registration Statement on Form F-3, most recently amended on July 12, 2007 (File Nos. 333-137902, 333-137902-05 and 333-137902-06) (the “Form F-3”) of Deutsche Bank Aktiengesellschaft, Deutsche Bank Capital Funding Trust IX and Deutsche Bank Capital Funding LLC IX (the “Registrants”), which information is incorporated herein by reference and (2) the information under the headings “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the Subordinated Guarantees” and “Description of the Terms of the Initial Obligation” in a prospectus supplement (the “Prospectus Supplement”) that was filed on July 16, 2007 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits
4.1	Initial Trust Agreement of Deutsche Bank Capital Funding Trust IX (incorporated by reference to Exhibit 4.1 to the Form F-3).

4.2	Form of Amended and Restated Trust Agreement of Deutsche Bank Capital Funding Trust IX (incorporated by reference to Exhibit 4.2 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.3	Initial Limited Liability Company Agreement of Deutsche Bank Capital Funding LLC IX (incorporated by reference to Exhibit 4.3 to the Form F-3).

4.4	Form of Amended and Restated LLC Agreement of Deutsche Bank Capital Funding LLC (incorporated by reference to Exhibit 4.4 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.5	Form of Trust Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.6	Form of Company Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.7	Form of Trust Preferred Security for Deutsche Bank Capital Funding Trust IX (incorporated by reference to Exhibit 4.7 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.8	Form of Company Preferred Security (incorporated by reference to Exhibit 4.8 to the Registrants’ filing on Form 6-K on July 19, 2007).

4.9	Form of Subordinated Debt Obligation issued in connection with certain Capital Securities (incorporated by reference to Exhibit 4.9 to the Registrants’ filing on Form 6-K on July 19, 2007).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 19, 2007

DEUTSCHE BANK CAPITAL FUNDING TRUST IX
By:	Deutsche Bank Capital Funding LLC IX, as Sponsor

By:	Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President

By:	/s/ Rainer Rauleder
	Name:	Rainer Rauleder
	Title:	Global Head of Capital Management & Treasurer Europe

DEUTSCHE BANK CAPITAL FUNDING LLC IX
By:	Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President

By:	/s/ Rainer Rauleder
	Name:	Rainer Rauleder
	Title:	Global Head of Capital Management & Treasurer Europe

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President

By:	/s/ Rainer Rauleder
	Name:	Rainer Rauleder
	Title:	Global Head of Capital Management & Treasurer Europe